SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549


                             FORM 8-K

                          Current Report



                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  DECEMBER 13, 1996

                    MIAMI COMPUTER SUPPLY CORPORATION
      (Exact name of registrant as specified in its articles)


      OHIO                      000-21561               31-1001529
(State or other           Commission File Number       (IRS Employer
jurisdiction of                                     Identification No.)
 incorporation)

            4750 HEMPSTEAD STATION, DAYTON, OHIO  45429
             (Address of principal executive offices)



Registrant's telephone number, including area code:  (937) 291-8282

                          Not Applicable

   (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     On December 13, 1996, Miami Computer Supply Corporation (the "Company") consummated the sale of 150,000 shares of its common stock, no par value per share ("Common Stock"), to Friedman, Billings, Ramsey & Co., Inc., the Representative of the several underwriters. This sale of the Common Stock represented the exercise by the Representative of the over-allotment option granted to the Representative by the Company pursuant to the Underwriting Agreement by and between the Company and the Representative dated November 11, 1996 and was the culmination of the Company's initial public offering.

      The Company is a distributor of computer and office automation supplies and accessories, including a line of computer projection presentation products, principally in the midwest and northeast regions of the United States and in certain foreign countries. The Company distributes over 1,800 different core products primarily to middle market and smaller companies and to governmental, educational and institutional customers, including federal, state and local governmental agencies, universities and hospitals and, to a lesser extent, to computer supply dealers. The Company operates one centralized distribution center in Dayton, Ohio and four smaller regional centers in Rochester, New York, Louisville, Kentucky, Ann Arbor, Michigan and Leeds, England. Each of the Company's other 15 sales offices also maintain a limited inventory of frequently ordered products in order to facilitate same day delivery.

     The Company's principal executive offices are located 4750
Hempstead Station, Dayton, Ohio, 45429 and its telephone number is
(937) 291-8282.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  No financial statements are required.

     (b)  No pro forma financial information is required.

     (c)  EXHIBITS:  None

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MIAMI COMPUTER SUPPLY CORPORATION



                              By:  /S/ ALBERT L. SCHWARZ
                                   ---------------------
                                   Albert L. Schwarz
                                   President



Dated:    December 13, 1996